UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2009

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

(610) 373-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On November 16, 2009, Nevada Gaming Ventures, Inc. (“NGVI”), an indirect subsidiary of Penn National Gaming, Inc. (“Penn”), entered into both (a) a “stalking horse” Asset Purchase Agreement (the “Stalking Horse Agreement”) by and among Fontainebleau Las Vegas Holdings, LLC (“Resort Holdings”), Fontainebleau Las Vegas, LLC (“Resort”), Fontainebleau Las Vegas Capital Corp. (“Resort Capital” and, together with Resort Holdings and Resort, the “Resort Sellers”), Fontainebleau Las Vegas Retail Parent, LLC (“Retail Holdings”), Fontainebleau Las Vegas Retail Mezzanine, LLC (“Retail Mezzanine”), Fontainebleau Las Vegas Retail, LLC (“Retail” and, together with Retail Holdings and Retail Mezzanine, the “Retail Sellers,” and, together with the Resort Sellers, the “Sellers”) and NGVI, and (b) a Debtor-In-Possession Credit Agreement (the “DIP Credit Agreement”) among Resort Holdings, Resort, Resort Capital, the Lenders party thereto and NGVI.

Each of the Resort Sellers is a debtor in a chapter 11 case before the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”), and each of the Retail Sellers has agreed to commence cases under chapter 11 of the Bankruptcy Code by filing voluntary petitions for relief with the Bankruptcy Court.  Together, the Sellers own the assets comprising the unfinished hotel, resort and casino known as the Fontainebleau Las Vegas (the “Project”).

The effectiveness of the Stalking Horse Agreement and DIP Credit Agreement are subject to the approval of the Bankruptcy Court.  If the agreements are so approved, NGVI will be designated as the “stalking horse” bidder in an auction of the Project pursuant to Section 363 of the U.S. Bankruptcy Code.  As the stalking horse bidder, NGVI’s offer to purchase the Project, as set forth in the Stalking Horse Agreement, would be the standard by which any other bids to purchase the Project will be evaluated. Other interested bidders who submit qualifying offers would be permitted to participate in the auction of the Project.  The Sellers have agreed to request that the Bankruptcy Court set January 15, 2010 as the deadline for other bids and schedule the auction for January 21, 2010.

Pursuant to the DIP Credit Agreement, if approved, NGVI will be committed to provide Resort with a revolving credit facility of approximately $51.5 million through February 9, 2010, subject to earlier termination upon the occurrence of certain events.  The DIP Credit Agreement requires Resort to spend any borrowings it makes under the DIP Credit Agreement to stabilize the unfinished buildings at the Project and on other budgeted expenses.

Pursuant to the Stalking Horse Agreement, if approved, NGVI will agree, absent any higher or otherwise better bid, to acquire the Project from the Sellers (the “Purchase”) for (i) $50 million in cash (subject to reduction for certain remediation costs, among other adjustments), and (ii) the release of the Sellers, at the closing of the Purchase, from any outstanding obligations under the DIP Credit Agreement.  Consummation of the Purchase would be subject to customary conditions to closing, including receipt of Bankruptcy Court approvals.  If the Bankruptcy Court approves the Stalking Horse Agreement, then, upon termination of the agreement in certain circumstances — including the Bankruptcy Court’s approval of a competing transaction, a default by the Sellers under specified provisions of the DIP Credit Agreement or the failure of the parties to meet certain procedural deadlines — the Sellers would be required to pay NGVI a termination fee equal to 3% of (a) $50 million plus (b) the amount of the Sellers’ outstanding obligations under the DIP Credit Agreement at the time of termination.

The foregoing descriptions of the Stalking Horse Agreement and DIP Credit Agreement are qualified in their entirety by reference to the full text of the Stalking Horse Agreement and DIP Credit Agreement, which are filed as Exhibits 99.1 and 99.2 to this report, respectively, and are incorporated into this report by reference.  The Stalking Horse Agreement and DIP Credit Agreement have been included to provide investors and security holders with information regarding their respective terms. They are not intended to provide any other factual information about NGVI, the Sellers or their respective subsidiaries and affiliates. Each agreement contains representations and warranties by NGVI, on the one hand, and by certain Sellers, on the other hand, made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in applicable disclosure schedules that the parties have exchanged in connection with signing the Stalking Horse Agreement and DIP Credit Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Stalking Horse Agreement and DIP Credit Agreement. Moreover, certain representations and warranties in the Stalking Horse Agreement and DIP Credit Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between NGVI, on the one hand, and the Sellers, on the other hand. Accordingly, the representations and warranties in the Stalking Horse Agreement and DIP Credit Agreement are not necessarily characterizations of the actual state of facts about NGVI or the Sellers at the time they were made or otherwise and should only be read in conjunction with the other information that NGVI or the Sellers file with the Bankruptcy Court or that Penn makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.

Forward-looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to the auction of the Project.  Actual results may vary materially from expectations.  These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from expectations including, but are not limited to, rulings of the Bankruptcy Court.  Penn does not intend to update publicly any forward-looking statements except as required by law.

Item 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1                             Asset Purchase Agreement, dated as of November 16, 2009, by and among Fontainebleau Las Vegas Holdings, LLC, Fontainebleau Las Vegas, LLC, Fontainebleau Las Vegas Capital Corp., Fontainebleau Las Vegas Retail Parent, LLC, Fontainebleau Las Vegas Retail Mezzanine, LLC, Fontainebleau Las Vegas Retail, LLC and Nevada Gaming Ventures, Inc.

99.2                             Debtor-In-Possession Credit Agreement, dated as of November 16, 2009, among Fontainebleau Las Vegas Holdings, LLC, Fontainebleau Las Vegas, LLC, Fontainebleau Las Vegas Capital Corp., the Lenders party thereto and Nevada Gaming Ventures, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 17, 2009	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
	Name:	Robert S. Ippolito
	Title:	Vice President, Secretary and Treasurer